                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY












                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                      among


                               CELL GENESYS, INC.

                                 S MERGER CORP.

                                       and

                           SOMATIX THERAPY CORPORATION




                          Dated as of January 12, 1997

                                TABLE OF CONTENTS

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
                                    ARTICLE I

                                   DEFINITIONS
SECTION 1.01.  Certain Defined Terms..........................................................   2


                                   ARTICLE II

                                   THE MERGER

SECTION 2.01.  The Merger.....................................................................  12
SECTION 2.02.  Closing........................................................................  12
SECTION 2.03.  Effective Time.................................................................  13
SECTION 2.04.  Effect of the Merger...........................................................  13
SECTION 2.05.  Certificate of Incorporation; By-laws; Directors and Officers of Surviving Corporation....................................................  13


                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01.  Conversion of Securities.......................................................  14
SECTION 3.02.  Exchange of Shares Other than Treasury Shares..................................  15
SECTION 3.03.  Stock Transfer Books...........................................................  16
SECTION 3.04.  No Fractional Share Certificates...............................................  16
SECTION 3.05.  Options and Warrants to Purchase STC Common Stock..............................  18
SECTION 3.06.  Certain Adjustments............................................................  19


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF STC

SECTION 4.01.  Organization and Qualification; Subsidiaries...................................  19
SECTION 4.02.  Certificate of Incorporation and By-laws.......................................  19
SECTION 4.03.  Capitalization.................................................................  20

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
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
SECTION 4.04.  Authority Relative to This Agreement and the STC Stock
                  Option Agreement............................................................  20
SECTION 4.05.  No Conflict; Required Filings and Consents.....................................  21
SECTION 4.06.  Permits; Compliance with Laws..................................................  22
SECTION 4.07.  SEC Filings; Financial Statements; Projected Cash Balances;
                  Operating Budget............................................................  23
SECTION 4.08.  Absence of Certain Changes or Events...........................................  24
SECTION 4.09.  Employee Benefit Plans; Labor Matters..........................................  25
SECTION 4.10.  Tax Matters....................................................................  26
SECTION 4.11.  Contracts; Debt Instruments....................................................  26
SECTION 4.12.  Litigation.....................................................................  27
SECTION 4.13.  Environmental Matters..........................................................  27
SECTION 4.14.  Intellectual Property..........................................................  27
SECTION 4.15.  Taxes..........................................................................  28
SECTION 4.16.  Opinion of Financial Advisor...................................................  28
SECTION 4.17.  Brokers........................................................................  28
SECTION 4.18.  Certain Interests..............................................................  28


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF CGI AND MERGER SUB

SECTION 5.01.  Organization and Qualification; Subsidiaries...................................  29
SECTION 5.02.  Certificate of Incorporation and By-laws.......................................  30
SECTION 5.03.  Capitalization.................................................................  30
SECTION 5.04.  Authority Relative to This Agreement and the CGI Stock
                  Option Agreement............................................................  31
SECTION 5.05.  No Conflict; Required Filings and Consents.....................................  31
SECTION 5.06.  Permits; Compliance with Laws..................................................  32
SECTION 5.07.  SEC Filings; Financial Statements..............................................  33
SECTION 5.08.  Absence of Certain Changes or Events...........................................  34
SECTION 5.09.  Employee Benefit Plans; Labor Matters..........................................  34
SECTION 5.10.  Tax Matters....................................................................  36
SECTION 5.11.  Contracts; Debt Instruments....................................................  36
SECTION 5.12.  Litigation.....................................................................  36
SECTION 5.13.  Environmental Matters..........................................................  37
SECTION 5.14.  Intellectual Property..........................................................  37
SECTION 5.15.  Taxes..........................................................................  38
SECTION 5.16.  Opinion of Financial Advisor...................................................  38
SECTION 5.17.  Brokers........................................................................  38

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
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
SECTION 5.18.  Certain Interests..............................................................  38


                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01.  Conduct of Business by STC Pending the Closing.................................  39
SECTION 6.02.  Conduct of Business by CGI Pending the Closing.................................  41
SECTION 6.03.  Cooperation; Steering Committee................................................  43
SECTION 6.04.  Notices of Certain Events......................................................  44
SECTION 6.05.  Access to Information; Confidentiality.........................................  44
SECTION 6.06.  No Solicitation of Transactions................................................  44
SECTION 6.07.  Plan of Reorganization.........................................................  45
SECTION 6.08.  Subsequent Financial Statements................................................  46
SECTION 6.09.  Control of Operations..........................................................  46
SECTION 6.10.  Further Action; Consents; Filings..............................................  46


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.01.  Registration Statement; Joint Proxy Statement..................................  47
SECTION 7.02.  Stockholders' Meetings.........................................................  49
SECTION 7.03.  Affiliates.....................................................................  49
SECTION 7.04.  Directors' and Officers' Indemnification and Insurance.........................  50
SECTION 7.05.  No Shelf Registration..........................................................  51
SECTION 7.06.  Public Announcements...........................................................  51
SECTION 7.07.  Officers and Directors of CGI..................................................  51
SECTION 7.08.  NMS Listing....................................................................  52
SECTION 7.09.  Blue Sky.......................................................................  52
SECTION 7.10.  STC Stock Options..............................................................  52
SECTION 7.11.  [INTENTIONALLY LEFT BLANK].....................................................  53
SECTION 7.12.  Bridge Facility................................................................  53
SECTION 7.13.  Audited Financial Statements...................................................  54
SECTION 7.14.  Liquidity Takedowns; Additional Debt...........................................  55
SECTION 7.15.  Collateralization..............................................................  56

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
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                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER
SECTION 8.01. Conditions to the Obligations of Each Party to Consummate
                  the Merger..................................................................  56
SECTION 8.02.  Conditions to the Obligations of STC...........................................  57
SECTION 8.03.  Conditions to the Obligations of CGI...........................................  58


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01.  Termination....................................................................  59
SECTION 9.02.  Effect of Termination..........................................................  61
SECTION 9.03.  Amendment......................................................................  62
SECTION 9.04.  Waiver.........................................................................  62
SECTION 9.05.  Expenses.......................................................................  62


                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01.  Non-Survival of Representations and Warranties................................  63
SECTION 10.02.  Notices.......................................................................  63
SECTION 10.03.  Severability..................................................................  63
SECTION 10.04.  Assignment; Binding Effect; Benefit...........................................  64
SECTION 10.05.  Incorporation of Exhibits.....................................................  64
SECTION 10.06.  Specific Performance..........................................................  64
SECTION 10.07.  Governing Law.................................................................  64
SECTION 10.08.  Waiver of Jury Trial..........................................................  64
SECTION 10.09.  Headings......................................................................  64
SECTION 10.10.  Counterparts..................................................................  65
SECTION 10.11.  Entire Agreement..............................................................  65

                                    EXHIBITS


Exhibit 1.00(a)   Form of STC Stock Option Agreement
Exhibit 1.00(b)   Form of CGI Stock Option Agreement
Exhibit 1.00(c)   Form of Bridge Facility Promissory Note
Exhibit 1.01(a)   Form of Stockholder Resolution Regarding the CGI Amendment
Exhibit 1.01(b)   Form of Stockholder Resolution Regarding the STC Amendment
Exhibit 7.03(a)   Form of STC Affiliate Agreement
Exhibit 7.03(b)   Form of CGI Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 12, 1997 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among CELL GENESYS, INC., a corporation organized and existing under the laws of the State of Delaware ("CGI"), S MERGER CORP., a corporation organized and existing under the laws of the State of Delaware ("MERGER SUB") and a direct wholly owned subsidiary of CGI, and SOMATIX THERAPY CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("STC");


                              W I T N E S S E T H:

         WHEREAS, the boards of directors of CGI, Merger Sub and STC have each determined that it is fair to and in the best interests of their respective stockholders for Merger Sub to merge (the "MERGER") with and into STC upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW");

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to CGI and Merger Sub to enter into this Agreement, CGI, Merger Sub and STC have entered into a stock option agreement, dated as of the date hereof (the "STC STOCK OPTION AGREEMENT"), substantially in the form attached hereto as
Exhibit 1.00(a) pursuant to which STC has granted to Purchaser an option to purchase from STC up to 5,441,480 shares of common stock, par value $.01 per share, of STC (the "STC COMMON STOCK"), representing approximately 19.9 percent of the shares of STC Common Stock issued and outstanding on the date hereof, at a price of $3.51 per Share, all upon the terms and subject to the conditions set forth therein;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to STC to enter into this Agreement, CGI and STC have entered into a stock option agreement, dated as of the date hereof (the "CGI STOCK OPTION AGREEMENT"), substantially in the form attached hereto as Exhibit 1.00(b) pursuant to which CGI has granted to STC an option to purchase from CGI up to 3,286,703 shares of common stock, par value $.001 per share, of CGI (the "CGI COMMON STOCK"), representing approximately 19.9 percent of the shares of CGI Common Stock issued and outstanding on the date hereof, at a price of $9.12 per Share, all upon the terms and subject to the conditions set forth therein;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to CGI and Merger Sub to enter into this Agreement, STC has made a promissory note in favor of CGI, dated as of the date hereof (the "BRIDGE FACILITY PROMISSORY NOTE"), substantially in the form attached hereto as Exhibit 1.00(c) pursuant to which STC has agreed to repay with interest the aggregate principal amount of all Advances

(as defined below) made by CGI under the Bridge Facility (as defined below), all upon the terms and subject to the conditions set forth therein; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE");

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

         "ACTUAL BALANCES" shall mean, on any specified date, the actual balances of cash, cash equivalents and marketable securities held by STC on such date.

         "AFFILIATE" shall have the meaning specified in Rule 144 promulgated under the Securities Act.

         "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

         "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares
(i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock.

         "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

         "BRIDGE FACILITY" shall mean the loan facility to be provided by CGI to STC pursuant to, and upon the terms and subject to the conditions set forth in,
Section 7.12 and the Bridge Facility Promissory Note.

         "BRIDGE FACILITY MATURITY DATE" shall mean the earliest to occur of (i) August 31, 1997; (ii) the 20th day after termination of this Agreement for any reason whatsoever; (iii) notwithstanding the immediately preceding clause (ii), the first business day after termination of this Agreement by CGI pursuant to
Section 9.01(d); (iv) the first business day after the board of directors of STC changes, modifies, or withdraws its recommendation of the Merger in a manner adverse to CGI; and (v) the day on which CGI declares its obligation to make Advances to be terminated pursuant to the Bridge Facility Promissory Note with respect to an Event of Default described in subsection (vi) or (vii) of the definition of Event of Default contained in the Bridge Facility Promissory Note.

         "BRIDGE FACILITY PROMISSORY NOTE" shall have the meaning specified in the recitals to this Agreement.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in San Francisco, California.

         "CERTIFICATE OF MERGER" shall have the meaning specified in Section
2.03.

         "CGI" shall have the meaning specified in the preamble to this Agreement.

         "CGI AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(b).

         "CGI AMENDMENT" shall mean the proposed amendment, substantially in the form attached hereto as Exhibit 1.01(a), to the certificate of incorporation of CGI, to be included in the Joint Proxy Statement and voted on at CGI Stockholders' Meeting.

         "CGI BENEFIT PLANS" shall have the meaning specified in Section
5.09(a).

         "CGI COMMON STOCK" shall have the meaning specified in the recitals to this Agreement.

                  "CGI DIRECTOR" shall mean any person serving as a director of CGI on the date hereof who remains a director of CGI after the Effective Time or any other designee selected by CGI.

                  "CGI DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by CGI to STC prior to the execution of this Agreement and forming a part hereof.

                  "CGI MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of CGI and the CGI Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of CGI and the CGI Subsidiaries taken as a whole; provided, however, that any change in or effect upon the business of CGI and the CGI Subsidiaries that directly or indirectly arises out of or is attributable to (i) any decrease in the market price of CGI Common Stock (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a CGI Material Adverse Effect) or (ii) circumstances or events that generally affect the industries in which CGI or the CGI Subsidiaries operate, shall not constitute a CGI Material Adverse Effect; provided further that the foregoing proviso shall not be deemed to cause the condition contained in Section 8.02(a) or (b) not to have been satisfied.

                  "CGI MATERIAL CONTRACT" shall have the meaning specified in
Section 5.11.

                  "CGI PERMITS" shall have the meaning specified in Section 5.06(a).

                  "CGI REPORTS" shall have the meaning specified in Section 5.07(a).

                  "CGI RIGHT" shall mean the preferred share purchase right to be issued with respect to each share of CGI Common Stock issued to holders of STC Capital Stock pursuant to the Merger as provided in Section 3(b) of the CGI Rights Agreement.

                  "CGI RIGHTS AGREEMENT" shall mean the preferred shares rights agreement, dated as of July 28, 1995, between CGI and The First National Bank of Boston, as rights agent.

                  "CGI STOCK OPTION AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

                  "CGI STOCK PLANS" shall mean CGI's 1989 Incentive Stock Plan, as amended, and 1992 Employee Stock Purchase Plan, as amended.

                  "CGI STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "CGI SUBSIDIARIES" shall have the meaning specified in Section 5.01.

                  "CLOSING" shall have the meaning specified in Section 2.02.

                  "CODE" shall have the meaning specified in the recitals to this Agreement.

                  "COMMITMENT TERMINATION EVENT" shall mean any of (i) termination of this Agreement or the Bridge Facility Promissory Note for any reason whatsoever; (ii) the occurrence of an Event of Default under the Bridge Facility Promissory Note; (iii) a material breach of this Agreement or the Bridge Facility Promissory Note; and (iv) the exercise of one or more of the Fletcher Put Options or the consummation of any other Liquidity Takedown; provided that, upon the occurrence of a Commitment Termination Event described in this clause (iv), the commitment of CGI under the Bridge Facility shall only be reduced on a dollar-for-dollar basis equal to the proceeds of any Liquidity Takedown (e.g., a $2,000,000 Liquidity Takedown would reduce CGI's commitment under the Bridge Facility to $3,000,000).

                  "COMMON EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(a).

                  "COMPETING TRANSACTION" shall mean any of the following involving CGI or STC, as the case may be (other than the Merger contemplated by this Agreement):

                           (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                           (iii) any tender offer or exchange offer for 25 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

                           (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 25 percent or more of the outstanding voting securities of such party;

                  (v) any solicitation by any person (A) proposing any transaction described in clause (i), (ii), (iii) or (iv) above or (B) who is not a stockholder of CGI or STC on the date hereof, in opposition to the approval of this Agreement by the stockholders of CGI or STC; or

                  (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of October 14, 1996, between CGI and STC.

         "COSTS" shall have the meaning specified in Section 7.04(d).

         "DEA" the United States Drug Enforcement Administration.

         "DLJ" shall mean Donaldson, Lufkin & Jenrette, financial advisors to STC.

         "$" shall mean United States Dollars.

         "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall have the meaning specified in the Bridge Facility Promissory Note.

         "EXCESS SHARES" shall have the meaning specified in Section 3.04(b).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXCHANGE AGENT" shall have the meaning specified in Section 3.02.

         "EXCHANGE FUND" shall have the meaning specified in Section 3.02.

         "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

         "FDA" shall mean the United States Food and Drug Administration.

         "FDCA" shall mean the Federal Food, Drug, and Cosmetic Act, as amended.

         "FLETCHER" shall mean Fletcher International Limited, a company organized under the laws of the Cayman Islands.

         "FLETCHER PUT OPTIONS" shall mean the put options granted by Fletcher to STC pursuant to Section 1(a) of the subscription agreement, dated September 24, 1996, between STC and Fletcher and upon the terms and subject to the conditions set forth in Annex A thereto.

         "FLETCHER WARRANT" shall mean the warrant, dated September 25, 1996, issued by STC to and in the name of Fletcher.

         "GENERAL CORPORATION LAW" shall have the meaning specified in the recitals to this Agreement.

         "GOVERNMENTAL ENTITY" shall mean any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "INDEMNIFIED PARTIES" shall have the meaning specified in Section 7.04(d).

         "IRS" shall mean the United States Internal Revenue Service.

         "JOINT PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

         "LAW" shall mean any federal, state or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law of the United States or any other jurisdiction, including, without limitation, the FDCA, the Controlled Substances Act, and any other similar act or law.

         "LEHMAN BROTHERS" shall mean Lehman Brothers, Inc., financial advisors to CGI.

         "LIQUIDITY NOTICE" shall have the meaning specified in Section 7.12(b).

         "LIQUIDITY TAKEDOWN" shall have the meaning specified in Section
7.14(a).

         "MERGER" shall have the meaning specified in the recitals to this Agreement.

         "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NEW FINANCING ADJUSTMENT AMOUNT" shall mean .3850 minus the quantity .3850 multiplied by the quotient of (i) (A) the aggregate number of shares of
CGI Common Stock issuable upon conversion of the STC Common Stock and the Series A Preferred Stock pursuant to Sections 3.01(a) and 3.01(b), respectively, before giving effect to clause (i), (ii) or (iii) in Section 3.01(a), minus (B) the aggregate number of shares of CGI Common Stock issuable upon conversion of any securities of STC issued thereby in connection with any Liquidity Takedown; divided by (ii) the aggregate number of shares of CGI Common Stock issuable upon conversion of the STC Common Stock and the Series A Preferred Stock pursuant to Sections 3.01(a) and 3.01(b), respectively, before giving effect to clause (i),
(ii) or (iii) in Section 3.01(a). The purpose of the New Financing Adjustment Amount is to ensure, and the New Financing Adjustment Amount shall be construed so as to ensure, that the number of shares of CGI Common Stock issuable pursuant to the Merger is the same whether or not STC shall elect to issue in connection with any Liquidity Takedown securities of STC convertible into shares of CGI Common Stock pursuant to the Merger.

                  "NMS" shall mean the National Association of Securities Dealers Automated Quotation System/National Market System.

                  "OPERATING BUDGET" shall have the meaning specified in Section 4.07(e).

                  "PERMITTED FINANCING" shall have the meaning specified in
Section 7.14(b).

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange
Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "PRESURRENDER DIVIDENDS" shall have the meaning specified in
Section 3.02.

                  "PROJECTED CASH BALANCES" shall have the meaning specified in
Section 4.07(d).

                  "REGISTRATION STATEMENT" shall have the meaning specified in
Section 7.01(a).

                  "REPRESENTATIVES" shall have the meaning specified in Section 6.05(a).

                  "SEC" shall have the meaning specified in the recitals to this Agreement.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SERIES A EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(b).

                  "SERIES A PREFERRED STOCK" shall mean the preferred stock of STC designated as "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of STC filed with the Secretary of State of the State of Delaware on June 29, 1995.

                  "SERIES B ADJUSTMENT AMOUNT" shall mean .3850 minus the quantity .3850 multiplied by the quotient of (i) (A) the aggregate number of shares of CGI Common Stock issuable upon conversion of the STC Common Stock and the Series A Preferred Stock pursuant to Sections 3.01(a) and 3.01(b), respectively, before giving effect to clause (i), (ii) or (iii) in Section 3.01(a), minus (B) the product of (1) aggregate number of shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time multiplied by (2) the Series B Exchange Ratio minus 16.4384; divided by (ii) the aggregate number of shares of CGI Common Stock issuable upon conversion of the STC Common Stock and the Series A Preferred Stock pursuant to Sections 3.01(a) and 3.01(b), respectively, before giving effect to clause (i),
(ii) or (iii) in Section 3.01(a).

                  "SERIES B EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(c).

                  "SERIES B PREFERRED STOCK" shall mean the preferred stock of STC designated as "Series B-1 Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of STC filed with the Secretary of State of the State of Delaware on September 25, 1996.

                  "STC" shall have the meaning specified in the preamble to this Agreement.

                  "STC AFFILIATE AGREEMENT" shall have the meaning specified in
Section 7.05(a).

                  "STC AMENDMENT" shall mean the proposed amendment, substantially in the form attached hereto as Exhibit 1.01(b), to the certificate of incorporation of STC, to be included in the Joint Proxy Statement and voted on at the STC Stockholders' Meeting.

                  "STC BENEFIT PLANS" shall have the meaning specified in
Section 4.09(a).

                  "STC CAPITAL STOCK" shall mean the STC Common Stock, the Series A Preferred Stock and the Series B Preferred Stock.

                  "STC COMMON STOCK" shall have the meaning specified in the recitals to this Agreement.

                  "STC DIRECTOR" shall mean any person serving as a director of STC on the date hereof who becomes a director of CGI at the Effective Time or any other designee selected by STC.

                  "STC DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by STC to CGI prior to the execution of this Agreement and forming a part hereof.

                  "STC MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of STC and the STC Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of STC and the STC Subsidiaries taken as a whole; provided, however, that any change in or effect upon the business of STC and the STC Subsidiaries that directly or indirectly arises out of or is attributable to (i) the loss by STC of any of its corporate partners (including, without limitation, any financial consequence of such loss of corporate partners) due primarily to the public announcement of this Agreement and the transactions contemplated hereby, (ii) any decrease in the market price of the STC Common Stock (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute an STC Material Adverse Effect), (iii) circumstances or events that generally affect the industries in which STC or the STC Subsidiaries operate, (iv) so long as STC has not breached Section 6.01 in any material respect, any decrease in STC's cash balances and liquidity from the date hereof and (v) in the event CGI has not, pursuant to Section 7.12, made available to STC funds which, together with STC's then existing funds, are sufficient to avoid the triggering of the rights specified in Section 7(B) of the certificate of designation of STC applicable to the Series A Preferred Stock, the triggering of such rights, shall not constitute an STC Material Adverse Effect; provided further that the foregoing proviso shall not be deemed to cause the condition contained in Section 8.03(a) or (b) not to have been satisfied.

                  "STC MATERIAL CONTRACT" shall have the meaning specified in
Section 4.11.

                  "STC PERMITS" shall have the meaning specified in Section 4.06(a).

                  "STC REPORTS" shall have the meaning specified in Section 4.07(a).

                  "STC STOCK OPTION" shall have the meaning specified in Section 3.05.

                  "STC STOCK OPTION AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

                  "STC STOCK PLANS" shall mean the Hana Biologics, Inc. 1988 Directors Stock Option Plan, STC's 1988 Stock Option Plan, as amended, the GeneSys Therapeutic Corporation 1991 Stock Option Plan, STC's 1992 Stock Option Plan, as amended, and the Merlin Pharmaceutical Corporation 1993 Stock Option Plan.

                  "STC STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "STC SUBSIDIARIES" shall have the meaning specified in Section 4.01.

                  "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "SURVIVING CORPORATION" shall have the meaning specified in
Section 2.01.

                  "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "TERMINATING CGI BREACH" shall have the meaning specified in
Section 9.01(h).

                  "TERMINATING STC BREACH" shall have the meaning specified in
Section 9.01(g).

                  "TRUST" shall have the meaning specified in Section 3.04(c).

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.


                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law, at the Effective Time, Merger Sub shall be merged with and into STC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and STC shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

                  SECTION 2.02. Closing. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the

Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in
Article VIII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another date, time or place is agreed to by STC and CGI.

                  SECTION 2.03. Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law (the date and time of such filing being the "EFFECTIVE TIME").

                  SECTION 2.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of STC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of STC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.05. Certificate of Incorporation; By-laws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by STC and CGI prior to the Effective Time, at the Effective Time:

                           (a) the certificate of incorporation and by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended as provided by Law and such certificate of incorporation or by-laws;

                           (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

                           (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, STC or the holders of any of the following securities:

                           (a) Each share of STC Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of STC Common Stock to be cancelled pursuant to Section 3.01(d)) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the number of shares of CGI Common Stock (and associated CGI Rights) equal to .3850 minus (i) in the event that the Series B Exchange Ratio shall be greater than 16.4384, the Series B Adjustment Amount, (ii) in the event that the holder(s) of the Fletcher Warrant shall elect pursuant to the Fletcher Notice and in accordance with Section 10 of the Fletcher Warrant to put the Fletcher Warrant to, and have the Fletcher Warrant redeemed by, STC, .0063, and (iii) in the event that STC shall issue in connection with any Liquidity Takedown any securities convertible into shares of CGI Common Stock pursuant to this Section 3.01, the New Financing Adjustment Amount (after giving effect to such adjustments, if any, the "COMMON EXCHANGE RATIO");

                           (b) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock to be cancelled pursuant to Section 3.01(d)) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the number of shares of CGI Common Stock (and associated CGI Rights) equal to the product of 6.25 multiplied by the Common Exchange Ratio (the "SERIES A EXCHANGE RATIO");

                           (c) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred Stock to be cancelled pursuant to Section 3.01(d)) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the number of shares of CGI Common Stock (and associated CGI Rights) equal to the quotient of $150.00 divided by the average of the daily closing prices of the CGI Common Stock over the 30-day period ending three days prior to the Effective Time (the "SERIES B EXCHANGE RATIO");

                           (d) Each share of STC Capital Stock held in the treasury of STC and each share of STC Capital Stock owned by CGI or any direct or indirect wholly owned subsidiary of CGI or of STC immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                           (e) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  SECTION 3.02. Exchange of Shares Other than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, CGI shall appoint, and shall retain for a period of at least six months after the Effective Time, an exchange agent to effect the exchange of shares of STC Capital Stock for CGI Common Stock (and associated CGI Rights) in accordance with the provisions of this Article III (the "EXCHANGE AGENT"). As soon as reasonably practicable after the Effective Time, CGI will instruct the Exchange Agent to mail to each holder of record of STC Capital Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates evidencing shares of STC Capital Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as CGI may reasonably specify) and (ii) instructions to effect the surrender of certificates evidencing shares of STC Capital Stock in exchange for certificates evidencing shares of CGI Common Stock (and associated CGI Rights) and, in lieu of any fractional shares thereof, cash. From time to time after the Effective Time, CGI shall deposit, or cause to be deposited, certificates representing CGI Common Stock (and associated CGI Rights) for conversion of shares of STC Capital Stock in accordance with the provisions of Section 3.01 (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore evidencing shares of STC Capital Stock may surrender the same, together with a duly executed letter of transmittal and such other customary documents as CGI may reasonably require, to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate, letter of transmittal and other documents to CGI. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of CGI Common Stock (and associated CGI Rights) into which the shares of STC Capital Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and all such shares of CGI Common Stock (and associated CGI Rights) shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of STC Capital Stock shall be deemed for all corporate purposes of CGI, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of CGI Common Stock (and associated CGI Rights) into which the shares of STC Capital Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of STC Capital Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of CGI Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of STC Capital Stock, however, the record holder of the certificate or certificates representing shares of CGI Common Stock issued in exchange therefor shall receive from the Exchange Agent or from CGI, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of CGI Common Stock ("PRESURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of STC Capital Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of CGI Common Stock which have not received payment of Presurrender Dividends shall look only to CGI for payment thereof. Notwithstanding the foregoing provisions of this Section 3.02, risk of loss and title to such certificates representing shares of STC Capital Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of STC Capital Stock for any CGI Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to
Section 3.03.

                  SECTION 3.03. Stock Transfer Books. At the Effective Time, the stock transfer books of STC with respect to shares of STC Capital Stock shall each be closed, and there shall be no further registration of transfers of shares of STC Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of STC Capital Stock that is not registered in the stock transfer records of STC, at the Effective Time, a certificate or certificates representing the number of full shares of CGI Common Stock into which such shares of STC Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with
Section 3.02, if the certificate or certificates representing such shares of STC Capital Stock is or are surrendered as provided in Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04. No Fractional Share Certificates. (a) No scrip or fractional share certificate for CGI Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of STC Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof (i) to vote, (ii) to receive dividends or (iii) to any rights of a stockholder of CGI or of the Surviving Corporation with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of CGI Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 3.02 over (ii) the aggregate number of full shares of CGI Common Stock to be distributed to holders of STC Capital Stock pursuant to Section 3.02 (such excess being herein called the "EXCESS SHARES"). Following the Effective Time, the Exchange Agent, as agent for the holders of STC Capital Stock, shall sell the Excess Shares at then prevailing prices on the NMS, all in the manner provided in subsection (c) of this Section 3.04.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NMS through one or more member firms of such exchange and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of STC Capital Stock, the Exchange Agent shall hold such proceeds in trust for the holders of STC Capital Stock (the "TRUST"). CGI shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. The Exchange Agent shall determine the portion of the Trust to which each holder of STC Capital Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of STC Capital Stock is entitled (after taking into account all shares of STC Capital Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of STC Capital Stock are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 3.04, CGI may, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of STC Capital Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of STC Capital Stock held at the Effective Time by such holder) by (ii) the closing price for a share of CGI Common Stock on the NMS on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 3.02.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of STC Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, excise or similar tax, to such holders of STC Capital Stock, subject to and in accordance with the terms of Section 3.02.

                  (f) Any portion of the Exchange Fund or the Trust which remains undistributed for six months after the Effective Time shall be delivered to CGI, and any holder of STC Capital Stock who has not theretofore complied with the provisions of this Article III shall thereafter look only to CGI for satisfaction of their claims for CGI Common Stock or any cash in lieu of fractional shares of CGI Common Stock and any Presurrender Dividends.

                  SECTION 3.05. Options and Warrants to Purchase STC Common Stock. At the Effective Time, each option or warrant granted by STC to purchase shares of STC Common Stock (each, an "STC STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by CGI and converted into an option or warrant to purchase shares of CGI Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

                           (a) the number of shares of CGI Common Stock to be subject to the new option or warrant shall be equal to the product of
         (i) the number of shares of STC Common Stock subject to the original option or warrant and (ii) the Common Exchange Ratio;

                           (b) the exercise price per share of CGI Common Stock under the new option or warrant shall be equal to the quotient of (i) the exercise price per share of STC Common Stock under the original option or warrant divided by (ii) the Common Exchange Ratio; and

                           (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of CGI Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  SECTION 3.06. Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of STC Capital Stock or CGI Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of STC Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF STC

                  STC hereby represents and warrants to CGI and Merger Sub that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of STC and each subsidiary of STC (the "STC SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. Each of STC and each STC Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  SECTION 4.02. Certificate of Incorporation and By-laws. The copies of STC's certificate of incorporation and by-laws that are incorporated by reference as exhibits to STC's Form 10-K for the period ending June 30, 1996 (the "STC 1996 10-K") are true, complete and correct copies thereof. Such certificate of incorporation and by-laws are in full force and effect. STC is not in violation of any of the provisions of its certificate of incorporation or by-laws.

                  SECTION 4.03. Capitalization. The authorized capital stock of STC consists of 40,000,000 shares of STC Common Stock and 1,000,000 shares of preferred stock. As of January 6, 1997, (i) 27,344,121 shares of STC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of STC Common Stock are held in the treasury of STC, (iii) no shares of STC Common Stock are held by the STC Subsidiaries,
(iv) 3,052,491 shares of STC Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the STC Stock Plans, (v) 5,441,480 shares of STC Common Stock are reserved for issuance pursuant to the STC Stock Option Agreement, (vi) 2,047,651 shares of STC Common Stock are reserved for issuance upon conversion of the Series A Preferred Stock, (vii) 1,500,000 shares of STC Common Stock are reserved for issuance upon conversion of the Series B Preferred Stock, (viii) 224,000 shares of Series A-1 Preferred Stock are issued and outstanding, (ix) 23,651 shares of Series A-2 Preferred Stock are issued and outstanding and (x) 33,333 shares of Series B Preferred Stock are issued and outstanding. There has been no change in the capitalization of STC since January 6, 1997, excluding the exercise of outstanding stock options. Except for the STC Stock Option Agreement and shares of STC Common Stock issuable pursuant to the STC Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the STC Disclosure Schedule, and the warrants to purchase 889,000 shares of STC Common Stock issued to holders of the Series A-1 Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which STC is a party or by which STC is bound relating to the issued or unissued capital stock of STC or any STC Subsidiary or obligating STC or any STC Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, STC or any STC Subsidiary. All shares of STC Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except for the Fletcher Warrant, there are no outstanding contractual obligations of STC or any STC Subsidiary to repurchase, redeem or otherwise acquire any shares of STC Capital Stock or any capital stock of any STC Subsidiary. Each outstanding share of capital stock of each STC Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by STC or another STC Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on STC's or such other STC Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. Except as set forth in Section
4.03 of the STC Disclosure Schedule, there are no material outstanding contractual obligations of STC or any STC Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any STC Subsidiary or any other person.

                  SECTION 4.04. Authority Relative to This Agreement and the STC Stock Option Agreement. STC has all necessary corporate power and authority to execute and deliver this Agreement and the STC Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the STC Stock Option Agreement by STC and the consummation by STC of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of STC are necessary to authorize this Agreement or the STC Stock Option Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of STC Capital Stock and Series A Preferred Stock entitled to vote with respect thereto at the STC Stockholders' Meeting, in each case voting together as a single class, and the filing and recordation of the Certificate of Merger as required by the General Corporation Law). This Agreement and the STC Stock Option Agreement have been duly executed and delivered by STC and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of STC, enforceable against STC in accordance with their terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the STC Stock Option Agreement by STC do not, and the performance by STC of its obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of STC or any equivalent organizational documents of any STC Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in
Section 4.05(b) have been made, conflict with or violate any Law applicable to STC or any STC Subsidiary or by which any property or asset of STC or any STC Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the STC Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of STC or any STC Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have an STC Material Adverse Effect or (B) to prevent or materially delay the performance by STC of its obligations pursuant to this Agreement or the STC Stock Option Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement and the STC Stock Option Agreement by STC do not, and the performance by STC of its obligations hereunder and thereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by STC with or notification by STC to, any

Governmental Entity except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NASD, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the General Corporation Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have an STC Material Adverse Effect or (B) to prevent or materially delay the performance by STC of its obligations pursuant to this Agreement or the STC Stock Option Agreement or the consummation of the Merger.

                  SECTION 4.06. Permits; Compliance with Laws. (a) STC and the STC Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity, including, without limitation, the FDA, the DEA, and similar authorities in other jurisdictions, necessary for STC or any STC Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (the "STC PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the STC Permits could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the STC Permits is pending or, to the knowledge of STC, threatened, except where the failure to have, or the suspension or cancellation of, any of the STC Permits could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. Neither STC nor any STC Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to STC or any STC Subsidiary or by which any property or asset of STC or any STC Subsidiary is bound or affected or (ii) any STC Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  (b) Except as disclosed in the STC Reports or in Section 4.06(b) of the STC Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect:

                           (i) to the knowledge of STC, all of the clinical studies which have been, or are being, conducted by or for STC and the STC Subsidiaries are being conducted in substantial compliance with generally accepted good clinical practices and all applicable government regulatory requirements; and

                           (ii) to the knowledge of STC, none of STC, the STC Subsidiaries or any of their respective officers, employees or agents (during the term of such person's employment by STC or any STC Subsidiary or while acting as an agent of STC or any STC Subsidiary, or, to STC's knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA or any similar Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or similar Governmental Entity, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy or Law.

                  SECTION 4.07. SEC Filings; Financial Statements; Projected Cash Balances; Operating Budget. (a) Except as disclosed in Section 4.07 of the STC Disclosure Schedule, STC has timely filed all forms, reports and documents required to be filed by it with the SEC and the NASD since June 30, 1994 through the date of this Agreement (collectively and as amended, the "STC REPORTS"). Each STC Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NASD, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No STC Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NASD, any other stock exchange or any other comparable Governmental Entity.

                   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the STC Reports was prepared, and each of the consolidated financial statements (including, in each case, the notes thereto) prepared and delivered pursuant to Section 7.13, if any, will be prepared, in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented or will present fairly, in all material respects, the consolidated financial position of STC and the consolidated STC Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect).

                   (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of STC and the STC Subsidiaries as reported in the STC Reports, including the notes thereto, none of STC or any STC Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1996 that have not had and could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                   (d) Within five days after the date hereof, STC shall furnish CGI with a detailed schedule of STC's projected balances (the "PROJECTED CASH BALANCES") of cash, cash equivalents and marketable securities of STC for each month during the period from the date hereof through August 31, 1997. The Projected Cash Balances will be prepared (and any revised Projected Cash Balances delivered after the date hereof will be prepared) by senior management of STC on the basis of assumptions and supplemental data which represent a reasonable basis for such preparation, and will reflect (and any revised Projected Cash Balances delivered after the date hereof will reflect) the best currently available estimates and judgment of senior management of STC as to the expected future balances of cash, cash equivalents and marketable securities of the STC for the periods included.

                   (e) Within five days after the date hereof, STC shall furnish CGI with a detailed schedule of STC's projected operating budget (the "OPERATING BUDGET") of STC for each month during the period from the date hereof through August 31, 1997. The Operating Budget will be prepared (and any revised Operating Budget delivered after the date hereof will be prepared) by senior management of STC on the basis of assumptions and supplemental data which represent a reasonable basis for such preparation, and will reflect (and any revised Operating Budget delivered after the date hereof will reflect) the best currently available estimates and judgment of senior management of STC as to the future operating expenses of STC expected to be incurred by STC in the ordinary course consistent with past practice for the periods included.

                  SECTION 4.08. Absence of Certain Changes or Events. Since June 30, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the STC Disclosure Schedule or as disclosed in any STC Report filed since June 30, 1996, STC and the STC Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any STC Material Adverse Effect excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which STC and the STC Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by STC, (iii) any material change by STC in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of STC Capital Stock or any redemption, purchase or other acquisition of any of STC's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of STC or any STC Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 4.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by STC or any STC Subsidiary, or with respect to which STC or any STC Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "STC BENEFIT PLANS"), STC has delivered or made available to CGI a true, complete and correct copy of (i) such STC Benefit Plan and the most recent summary plan description related to such STC Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such STC Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such STC Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such STC Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to such STC Benefit Plan, if it is qualified under Section 401(a) of the Code.

                  (b) Each STC Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the STC Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the STC Reports prior to the date of this Agreement. Except as set forth in Section 4.09(b) of the STC Disclosure Schedule, with respect to the STC Benefit Plans, no event has occurred and, to the knowledge of STC, there exists no condition or set of circumstances in connection with which STC or any STC Subsidiary could be subject to any liability under the terms of such STC Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  (c) Except as set forth in Section 4.09(c) of the STC Disclosure Schedule, neither STC nor any STC Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by STC or any STC Subsidiary and no collective bargaining agreement is being negotiated by STC or any STC Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against STC or any STC Subsidiary pending or, to the knowledge of STC, threatened which may interfere with the respective business activities of STC or any STC Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. As of the date of this Agreement, to the knowledge of STC, none of STC, any STC Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of STC or any STC Subsidiary, and there is no charge or complaint against STC or any STC Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  (d) Except as set forth in Section 4.09(d) of the STC Disclosure Schedule, STC has delivered to CGI true, complete and correct copies of (i) all employment agreements with officers and employees and all consulting agreements of STC and each STC Subsidiary providing for annual compensation in excess of $25,000, (ii) all severance plans, agreements, programs and policies of STC and each STC Subsidiary with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of STC and each STC Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

                  (e) Except as provided in Section 4.09(e) of the STC Disclosure Schedule or as otherwise required by Law, no STC Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  SECTION 4.10. Tax Matters. Except as disclosed in the STC Reports, neither STC nor, to the knowledge of STC, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. STC is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

                  SECTION 4.11. Contracts; Debt Instruments. Except as disclosed in the STC Reports or in Section 4.11 of the STC Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of STC and the STC Subsidiaries taken as a whole (each, an "STC MATERIAL CONTRACT"). Except as disclosed in the STC Reports or in
Section 4.11 of the STC Disclosure Schedule, neither STC nor any STC Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. Set forth in Section 4.11 of the STC Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of STC and its subsidiaries as described in the notes to the financial statements incorporated in STC 1996 10-K.

                  SECTION 4.12. Litigation. Except as disclosed in the STC Reports or in Section 4.12 of the STC Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of STC, threatened against STC or any STC Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect, and, except as disclosed to CGI, to the knowledge of STC, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. For purposes hereof, nonmeritorious strike-suit litigation challenging the execution, adoption or performance of this Agreement shall not be deemed material. Except as disclosed to CGI, STC is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to STC and the STC Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. Except as disclosed in the STC Reports or in Section 4.12 of the STC Disclosure Schedule, neither STC nor any STC Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in the STC Reports or in Section 4.13 of the STC Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect, (i) STC and the STC Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of STC or any STC Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither STC nor any STC Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by STC or any STC Subsidiary, in violation of any Environmental Law.

                  SECTION 4.14. Intellectual Property. Except as set forth in
Section 4.14 of the STC Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect, STC and the STC Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of STC and the STC Subsidiaries as currently conducted, and STC is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.14 of the STC Disclosure Schedule lists all licenses, sublicenses and other agreements to which STC or any STC Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of STC or any STC Subsidiary and (ii) STC or any STC Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and noncustomized software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 4.14 of the STC Disclosure Schedule, the conduct of the respective businesses of STC and the STC Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect. To the knowledge of STC, there are no infringements of any proprietary rights owned by or licensed by or to STC or any STC Subsidiary that could reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect.

                  SECTION 4.15. Taxes. Except as set forth in Section 4.15 of the STC Disclosure Schedule and except for such matters as could not reasonably be expected to have, individually or in the aggregate, an STC Material Adverse Effect, (i) each of STC and each STC Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of STC and the STC Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against STC or any STC Subsidiary and (iv) each of STC and each STC Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  SECTION 4.16. Opinion of Financial Advisor. DLJ has delivered to the board of directors of STC its written opinion to the effect that, as of the date hereof, the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio to be offered to the stockholders of STC in the proposed transaction are fair to such stockholders from a financial point of view. DLJ has authorized the inclusion of its opinion in the Joint Proxy Statement.

                  SECTION 4.17. Brokers. No broker, finder or investment banker (other than DLJ) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of STC. STC has heretofore made available to CGI true, complete and correct copies of all agreements between STC and DLJ pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 4.18. Certain Interests. (a) Except as set forth in
Section 4.18(a) of the STC Disclosure Schedule, no officer or director (excluding outside directors) of STC or any STC Subsidiary, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                           (i) has any direct or indirect financial interest in any competitor of STC; provided, however, that the ownership of securities representing no more than two percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                           (ii) owns, directly or indirectly, in whole or in part, or has any other interest, in any tangible or intangible property which STC or any STC Subsidiary uses in the conduct of its business or otherwise; or

                           (iii) has outstanding any indebtedness to STC or any STC Subsidiary.

                  (b) Except as set forth in Section 4.18(b) of the STC Disclosure Schedule, neither STC nor any STC Subsidiary has any liability or any other obligation of any nature whatsoever to any officer, director or shareholder of STC or any STC Subsidiary, or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder, other than immaterial liabilities and obligations incurred in the ordinary course of business which are reflected in the STC Reports or with respect to which adequate reserves have been taken.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF CGI AND MERGER SUB

                  CGI and Merger Sub hereby jointly and severally represent and warrant to STC that:

                  SECTION 5.01. Organization and Qualification; Subsidiaries. Each of CGI, Merger Sub and each other subsidiary of CGI (the "CGI SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. Each of CGI, Merger Sub and each other CGI Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  SECTION 5.02. Certificate of Incorporation and By-laws. Except as set forth in Section 5.02 of the CGI Disclosure Schedule, the copies of CGI's certificate of incorporation and by-laws that are incorporated by reference as exhibits to CGI's Form 10-K for the period ending December 31, 1995 (the "CGI 1995 10-K") are true, complete and correct copies thereof. CGI has heretofore furnished STC with true, complete and correct copies of the certificate of incorporation and by-laws of Merger Sub. Such certificates of incorporation and by-laws are in full force and effect. Neither CGI nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or by-laws.

                  SECTION 5.03. Capitalization. The authorized capital stock of CGI consists of 25,000,000 shares of CGI Common Stock and 5,000,000 shares of preferred stock. As of January 10, 1997, (i) 16,516,0099 shares of CGI Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of CGI Common Stock are held in the treasury of STC, (iii) no shares of CGI Common Stock are held by the CGI Subsidiaries,
(iv) 2,363,240 shares of CGI Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the CGI Stock Plans and (v) 3,286,703 shares of CGI Common Stock are reserved for issuance pursuant to the CGI Stock Option Agreement. As of the date hereof, there are no shares of preferred stock of CGI issued and outstanding. Except for the CGI Stock Option Agreement, shares of CGI Common Stock issuable pursuant to the CGI Stock Plans or pursuant to agreements or arrangements described in
Section 5.03 of the CGI Disclosure Schedule, the CGI Rights issued and issuable pursuant to the CGI Rights Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which CGI is a party or by which CGI is bound relating to the issued or unissued capital stock of CGI, Merger Sub or any other CGI Subsidiary or obligating CGI, Merger Sub or any other CGI Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, CGI, Merger Sub or any other CGI Subsidiary. All shares of CGI Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of CGI, Merger Sub or any other CGI Subsidiary to repurchase, redeem or otherwise acquire any shares of CGI Common Stock or any capital stock of any CGI Subsidiary. Each outstanding share of capital stock of each CGI Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by CGI or another CGI Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on CGI's or such other CGI Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. Except as set forth in Section 5.03 of the CGI Disclosure Schedule, there are no material outstanding contractual obligations of CGI, Merger Sub or any other CGI Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any CGI Subsidiary or any other person.

                  SECTION 5.04. Authority Relative to This Agreement and the CGI Stock Option Agreement. CGI and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and the CGI Stock Option Agreement, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the CGI Stock Option Agreement by CGI and Merger Sub and the consummation by CGI and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of CGI or Merger Sub are necessary to authorize this Agreement or the CGI Stock Option Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the votes cast by CGI's stockholders with respect thereto at the CGI Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the General Corporation Law). This Agreement and the CGI Stock Option Agreement have been duly executed and delivered by CGI and Merger Sub and, assuming the due authorization, execution and delivery by STC, constitute legal, valid and binding obligations of CGI and Merger Sub, enforceable against CGI and Merger Sub in accordance with their terms.

                  SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the CGI Stock Option Agreement by CGI and Merger Sub do not, and the performance by CGI and Merger Sub of their obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of CGI or Merger Sub or any equivalent organizational documents of any other CGI Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to CGI or any other CGI Subsidiary or by which any property or asset of CGI, Merger Sub or any other CGI Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the CGI Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CGI, Merger Sub or any other CGI Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses

(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a CGI Material Adverse Effect or (B) to prevent or materially delay the performance by CGI or Merger Sub of its obligations pursuant to this Agreement or the CGI Stock Option Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement and the CGI Stock Option Agreement by CGI and Merger Sub do not, and the performance by CGI and Merger Sub of their respective obligations hereunder and thereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by CGI or Merger Sub with or notification by CGI or Merger Sub to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NASD, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the General Corporation Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a CGI Material Adverse Effect or
(B) to prevent or materially delay the performance by CGI or Merger Sub of its obligations pursuant to this Agreement or the CGI Stock Option Agreement or the consummation of the Merger.

                  SECTION 5.06. Permits; Compliance with Laws. (a) Each of CGI, Merger Sub and each other CGI Subsidiary is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity, including, without limitation, the FDA, the DEA and similar authorities in other jurisdictions, necessary for it to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted (the "CGI PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the CGI Permits could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the CGI Permits is pending or, to the knowledge of CGI, threatened, except where the failure to have, or the suspension or cancellation of, any of the CGI Permits could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. None of CGI, Merger Sub or any other CGI Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to CGI, Merger Sub or any other CGI Subsidiary or by which any property or asset of CGI, Merger Sub or any other CGI Subsidiary is bound or affected or (ii) any CGI Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  (b) Except as disclosed in the CGI Reports or in Section 5.06(b) of the CGI Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect:

                           (i) to the knowledge of CGI, all of the clinical studies which have been, or are being, conducted by or for CGI and the CGI Subsidiaries are being conducted in substantial compliance with generally accepted good clinical practices and all applicable government regulatory requirements; and

                           (ii) to the knowledge of CGI, none of CGI, the CGI Subsidiaries or any of their respective officers, employees or agents (during the term of such person's employment by CGI or any CGI Subsidiary or while acting as an agent of CGI or any CGI Subsidiary, or, to CGI's knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA or any similar Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or similar Governmental Entity, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy or Law.

                  SECTION 5.07. SEC Filings; Financial Statements. (a) Except as disclosed in Section 5.07 of the CGI Disclosure Schedule, CGI has timely filed all forms, reports and documents required to be filed by it with the SEC and the NASD since December 31, 1993 through the date of this Agreement (collectively and as amended, the "CGI Reports"). Each CGI Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NASD, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No CGI Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NASD, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the CGI Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of CGI and the consolidated CGI Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of CGI and its Subsidiaries as reported in the CGI Reports, including the notes thereto, none of CGI or any CGI Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 that have not had and could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  SECTION 5.08. Absence of Certain Changes or Events. Since December 31, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the CGI Disclosure Schedule or as disclosed in any CGI Report filed since December 31, 1995, CGI and the CGI Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any CGI Material Adverse Effect excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which CGI and the CGI Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of their obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub, (iii) any material change by CGI in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of CGI Common Stock or any redemption, purchase or other acquisition of any of CGI's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of CGI or any CGI Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 5.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by CGI or any CGI Subsidiary, or with respect to which CGI or any CGI Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "CGI Benefit Plans", CGI has delivered or made available to STC a true, complete and correct copy of
(i) such CGI Benefit Plan and the most recent summary plan description related to such CGI Benefit Plan, if a summary plan description is required therefor,
(ii) each
trust agreement or other funding arrangement relating to such CGI Benefit Plan,
(iii) the most recent annual report (Form 5500) filed with the IRS with respect to such CGI Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such CGI Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such CGI Benefit Plan, if it is qualified under Section 401(a) of the Code.

                  (b) Each CGI Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the CGI Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the CGI Reports prior to the date of this Agreement. Except as set forth in Section 5.09(b) of the CGI Disclosure Schedule, with respect to the CGI Benefit Plans, no event has occurred and, to the knowledge of CGI, there exists no condition or set of circumstances in connection with which CGI or any CGI Subsidiary could be subject to any liability under the terms of such CGI Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  (c) Except as set forth in Section 5.09(c) of the CGI Disclosure Schedule, neither CGI nor any CGI Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by CGI or any CGI Subsidiary and no collective bargaining agreement is being negotiated by CGI or any CGI Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against CGI or any CGI Subsidiary pending or, to the knowledge of CGI, threatened which may interfere with the respective business activities of CGI or any CGI Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. As of the date of this Agreement, to the knowledge of CGI, none of CGI, any CGI Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of CGI or any CGI Subsidiary, and there is no charge or complaint against CGI or any CGI Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  (d) CGI has delivered to STC true, complete and correct copies of (i) all employment agreements with officers of CGI and each CGI Subsidiary providing for annual compensation in excess of $25,000, (ii) all severance plans, agreements, programs and policies of CGI and each CGI Subsidiary with or relating to their respective employees and (iii) all plans, programs, agreements and other arrangements of CGI and each CGI Subsidiary with or relating to their respective employees which contain "change of control" provisions.

                  (e) Except as provided in Section 5.09(e) of the CGI Disclosure Schedule or as otherwise required by Law, no CGI Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  SECTION 5.10. Tax Matters. Except as disclosed in the CGI Reports, neither CGI nor, to the knowledge of CGI, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. CGI is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

                  SECTION 5.11. Contracts; Debt Instruments. Except as disclosed in the CGI Reports or in Section 5.11 of the CGI Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of CGI and the CGI Subsidiaries taken as a whole (each, a "CGI Material Contract"). Except as disclosed in the CGI Reports or in Section
5.11 of the CGI Disclosure Schedule, neither CGI nor any CGI Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. Set forth in Section 5.11 of the CGI Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of CGI and its subsidiaries as described in the notes to the financial statements incorporated in the CGI 1995 10-K.

                  SECTION 5.12. Litigation. Except as disclosed in the CGI Reports or in Section 5.12 of the CGI Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of CGI, threatened against CGI or any CGI Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect, and, except as disclosed to STC, to the knowledge of CGI, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. For purposes hereof, nonmeritorious strike-suit litigation challenging the execution, adoption or performance of this Agreement shall not be deemed material. Except as disclosed to STC, CGI is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to CGI and the CGI Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. Except as disclosed in the CGI Reports or in Section 5.12 of the CGI Disclosure Schedule, neither CGI nor any CGI Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  SECTION 5.13. Environmental Matters. Except as disclosed in the CGI Reports or in Section 5.13 of the CGI Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect, (i) CGI and the CGI Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of CGI or any CGI Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither CGI nor any CGI Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by CGI or any CGI Subsidiary in violation of any Environmental Law.

                  SECTION 5.14. Intellectual Property. Except as disclosed in
Section 5.14 of the CGI Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect, CGI and the CGI Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of CGI and the CGI Subsidiaries as currently conducted, and CGI is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 5.14 of the CGI Disclosure Schedule lists all licenses, sublicenses and other agreements to which CGI or any CGI Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of CGI or any CGI Subsidiary and (ii) CGI or any CGI Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink- wrap licenses and noncustomized software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 5.14 of the CGI Disclosure Schedule, the conduct of the respective businesses of CGI and the CGI Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect. Except as disclosed in Section 5.14 of the CGI Disclosure Schedule, to the knowledge of CGI, there are no infringements of any proprietary rights owned by or licensed by or to CGI or any CGI Subsidiary that could reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect.

                  SECTION 5.15. Taxes. Except as set forth in Section 5.15 of the CGI Disclosure Schedule and except for such matters as could not reasonably be expected to have, individually or in the aggregate, a CGI Material Adverse Effect, (i) each of CGI, Merger Sub and each other CGI Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of CGI, Merger Sub and the other CGI Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against CGI, Merger Sub or any other CGI Subsidiary and
(iv) each of CGI, Merger Sub and each other CGI Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  SECTION 5.16. Opinion of Financial Advisor. Lehman Brothers has delivered to the board of directors of CGI its written opinion to the effect that, as of the date hereof, each of the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio is fair to the holders of shares of CGI Common Stock from a financial point of view. Lehman Brothers has authorized the inclusion of its opinion in the Joint Proxy Statement.

                  SECTION 5.17. Brokers. No broker, finder or investment banker (other than Lehman Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of CGI. CGI has heretofore made available to STC true, complete and correct copies of all agreements between CGI and Lehman Brothers pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 5.18. Certain Interests. (a) Except as set forth in
Section 5.18(a) of the CGI Disclosure Schedule or in the CGI SEC Reports, no officer or director (excluding outside directors) of CGI or any CGI Subsidiary, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such shareholder, officer or director:

                           (i) has any direct or indirect financial interest in any competitor; provided, however, that the ownership of securities representing no more than two percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                           (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which CGI or any CGI Subsidiary uses in the conduct of its business or otherwise; or

                           (iii) has outstanding any indebtedness to CGI or any CGI Subsidiary.

                  (b) Except as set forth in Section 5.18(b) of the CGI Disclosure Schedule, neither CGI nor any CGI Subsidiary has any liability or any other material obligation of any nature whatsoever to any officer or director of CGI or any CGI Subsidiary, or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director, other than immaterial liabilities and obligations incurred in the ordinary course of business which are reflected in the CGI Reports or with respect to which adequate reserves have been taken.


                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01. Conduct of Business by STC Pending the Closing. STC agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the STC Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless CGI shall otherwise agree in writing, (x) the respective businesses of STC and the STC Subsidiaries shall be conducted only in, and STC and the STC Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) STC shall use all reasonable efforts to keep available the services of such of the current officers, employees and consultants of STC and the STC Subsidiaries and to preserve the current relationships of STC and the STC Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which STC or any STC Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the STC Disclosure Schedule or as expressly contemplated by any other provision of this Agreement and the STC Stock Option Agreement, neither STC nor any STC Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of CGI, which consent shall not be unreasonably withheld or delayed:

                           (a) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

                           (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of STC or any STC Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of STC or any STC Subsidiary, except for (A) issuances of STC Common Stock pursuant to options and warrants thereon outstanding on the date hereof and described in Section 4.03 and (B) issuances of non-cash dividends required to be made under the terms of the certificate of designation of STC applicable to the Series A Preferred Stock, or (ii) any property or assets of STC or any STC Subsidiary;

                           (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money; (iii) terminate, cancel or request any material change in, or agree to any material change in, any STC Material Contract or enter into any corporate partnering transaction or similar arrangement or any other contract or agreement material to the business, results of operations or financial condition of STC and the STC Subsidiaries taken as a whole; (iv) make or authorize any capital expenditure, except for capital expenditures not in excess of $5,000 individually and $50,000 in the aggregate; provided that CGI will not unreasonably withhold its consent to reasonable expenditures in excess thereof; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                           (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or the Fletcher Warrant, except that any STC Subsidiary may pay dividends or make other distributions to STC or any other STC Subsidiary and may pay noncash dividends required to be made under the terms of the certificate of designation of STC applicable to the Series A Preferred Stock;

                           (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                           (f) increase the compensation payable or to become payable to its officers, consultants or employees, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of STC that would be triggered by the Merger with, any director, officer, consultant or other employee of STC or any STC Subsidiary who is not currently entitled to such benefits from the Merger, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of STC or any STC Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                           (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

                           (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of STC and the consolidated STC Subsidiaries dated as of June 30, 1996 included in the 1996 STC 10-K and only to the extent of such reserves; or

                           (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 6.02. Conduct of Business by CGI Pending the Closing. CGI agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.02 of the CGI Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless STC shall otherwise agree in writing, (x) the respective businesses of CGI and the CGI Subsidiaries shall be conducted only in, and CGI and the CGI Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) CGI shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of CGI and the CGI Subsidiaries and to preserve the current relationships of CGI and the CGI Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which CGI or any CGI Subsidiary has significant business relations as CGI deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.02 of the CGI Disclosure Schedule or as expressly contemplated by any other provision of this Agreement and the CGI Stock Option Agreement, neither CGI nor any CGI Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of STC, which consent shall not be unreasonably withheld or delayed:

                           (a) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

                           (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of CGI or any CGI Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of CGI or any CGI Subsidiary, except for (A) issuances of CGI Common Stock pursuant to options and warrants thereon outstanding on the date hereof and described in Section 5.03, (B) issuances of options to new hires of CGI and (C) issuances of options to employees, officers and directors of CGI consistent with past practice, or (ii) any property or assets of CGI or any CGI Subsidiary, except in the ordinary course of business consistent with past practice and pursuant to any existing CGI Material Contract or in an aggregate amount not in excess of $10,000,000;

                           (c) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition, that is not, in the aggregate for all such acquisitions, in excess of 10 percent of the market value of CGI of the date of the execution of any contract related thereto; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money;
         (iii) terminate, cancel or request any material change in, or agree to any material change in, any CGI Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of CGI and the CGI Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.02(c);

                           (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any CGI Subsidiary may pay dividends or make other distributions to CGI or any other CGI Subsidiary;

                           (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                           (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of CGI or any CGI Subsidiary (including, without limitation, annual merit increases and bonuses), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of CGI that would be triggered by the Merger with, any director, officer or other employee of CGI or any CGI Subsidiary who is not currently entitled to such benefits upon the Merger, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of CGI or any CGI Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                           (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

                           (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of CGI and the consolidated CGI Subsidiaries dated as of December 31, 1995 included in the 1995 CGI 10-K and only to the extent of such reserves; or

                           (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 6.03. Cooperation; Steering Committee. Upon the execution and delivery of this Agreement, CGI and STC shall establish a committee (the "Steering Committee") for the purpose of, to the extent permitted by applicable Laws, facilitating the efficient transition and combination of the respective businesses of CGI and STC as promptly as practicable following the Effective Time. The Steering Committee shall consist of up to 10 individuals to be designated from time to time by the Chairman of CGI in consultation with the Chairman of STC, and shall be chaired by CGI. The Steering Committee shall be dissolved as of the Effective Time.

                  SECTION 6.04. Notices of Certain Events. Each of CGI and STC shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting CGI, STC, the CGI Subsidiaries or the STC Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any STC Material Contract or CGI Material Contract; and (v) any change that could reasonably be expected to have an STC Material Adverse Effect or a CGI Material Adverse Effect or to delay or impede the ability of either STC or CGI to perform its obligations pursuant to this Agreement, the STC Stock Option Agreement or the CGI Stock Option Agreement and to effect the consummation of the Merger.

                  SECTION 6.05. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which CGI or STC or any of the CGI Subsidiaries or the STC Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, CGI and STC shall (and shall cause the CGI Subsidiaries and the STC Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.05.

                  SECTION 6.06. No Solicitation of Transactions. Each party to this Agreement shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.06 shall prohibit the board of directors of CGI or STC from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (ii) after receiving the advice of outside counsel to the effect that the board of directors of STC or CGI, as the case may be, is required to do so in order to discharge properly its fiduciary duties, considering, negotiating and approving and recommending to the shareholders of STC or CGI, as the case may be, an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this
Section 6.06, (B) if executed or consummated would be a Competing Transaction,
(C) is not subject to financing and (D) the board of directors of STC or CGI, as the case may be, determines in good faith, after consultation with its financial advisors, would result in a transaction more favorable to STC's or CGI's stockholders, as the case may be, than the transaction contemplated by this Agreement (any such acquisition proposal, a "Superior Proposal"). Each party hereto shall notify the other parties hereto promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding such an acquisition proposal or a Competing Transaction is made. Each party hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. None of the parties hereto shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Each party hereto shall use its best efforts to ensure that its officers, directors, employees and subsidiaries and any investment banker or other advisor or representative retained by such party are aware of the restrictions described in this Section 6.06.

                  SECTION 6.07. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code. In the event that the Merger shall fail to qualify as a reorganization under the provisions of Section 368 of the Code, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that shall qualify as tax-free transaction under the Code. Following the Effective Time, and consistent with any such consent, neither the Surviving

Corporation nor CGI nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368 of the Code.

                  SECTION 6.08. Subsequent Financial Statements. Prior to the Effective Time, each of STC and CGI (i) shall consult with the other prior to making publicly available its financial results for any period and (ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

                  SECTION 6.09. Control of Operations. Nothing contained in this Agreement shall give CGI, directly or indirectly, the right to control or direct the operations of STC and the STC Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of CGI and STC shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  SECTION 6.10. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by CGI, Merger Sub, STC or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NASD, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, CGI and STC shall jointly prepare and STC and CGI shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of CGI (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of the CGI Common Stock to be issued to STC's stockholders pursuant to the Merger and (ii) the Joint Proxy Statement with respect to the Merger relating to the special meeting of each of STC's stockholders (the "STC Stockholders' Meeting") and CGI's stockholders (the "CGI Stockholders' Meeting") to be held to consider approval of this Agreement and the Merger contemplated hereby (together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the NASD in accordance with its rules with respect to the NMS. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after this date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of CGI Common Stock pursuant to the Merger. CGI or STC, as the case may be, shall furnish all information concerning itself as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of CGI and STC. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NASD and (iv) the General Corporation Law.

                  (b) The Joint Proxy Statement shall include (i) (A) subject to the provisos contained in the first sentence of Section 6.06, the approval of the Merger and the STC Amendment and recommendation of the board of directors of STC to the stockholders of STC that they vote in favor of approval of this Agreement and the Merger contemplated hereby and the STC Amendment, and (B) the opinion of DLJ referred to in Section 4.18, and (ii) (A) subject to the provisos contained in the first sentence of Section 6.06, the approval of the Merger and the CGI Amendment and recommendation of the board of directors of CGI to the stockholders of CGI that they vote in favor of approval of this Agreement and the Merger contemplated hereby and the CGI Amendment, and (B) the opinion of Lehman Brothers referred to in Section 5.18.

                  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of CGI and STC, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the CGI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NASD for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by STC for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of STC and CGI, (iv) the time of the STC Stockholders' Meeting,
(v) the time of the CGI Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to STC or any STC Subsidiary, or their respective officers or directors, should be discovered by STC that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, STC shall promptly inform CGI. All documents that STC is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NASD, the General Corporation Law, the Securities Act and the Exchange Act.

                  (e) The information supplied by CGI for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CGI and STC, (iv) the time of the STC Stockholders' Meeting,
(v) the time of the CGI Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to CGI or any CGI Subsidiary, or their respective officers or directors, should be discovered by CGI that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, CGI shall promptly inform STC. All documents that CGI is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NASD, the General Corporation Law, the Securities Act and the Exchange Act.

                  SECTION 7.02. Stockholders' Meetings. STC shall call and hold the STC Stockholders' Meeting and CGI shall call and hold the CGI Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement pursuant to the Joint Proxy Statement and the Merger contemplated hereby, and each of CGI and STC shall use all reasonable efforts to hold the CGI Stockholders' Meeting and the STC Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. STC shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby and the Amendment pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. CGI shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Joint Proxy Statement, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and by-laws to effect the Merger.

                  SECTION 7.03. Affiliates. (a) Not fewer than 45 days prior to the Effective Time, STC shall deliver to CGI a list of names and addresses of each person who was, in STC's reasonable judgment, at the record date for the STC Stockholders' Meeting, an affiliate of STC. STC shall provide CGI such information and documents as CGI shall reasonably request for purposes of reviewing such list. STC shall use all reasonable efforts to deliver or cause to be delivered to CGI, prior to the Effective Time, an affiliate agreement in the form attached hereto as Exhibit 7.03(a) (each, an "STC Affiliate Agreement"), executed by each of the affiliates of STC identified in the above-referenced list. The foregoing notwithstanding, CGI shall be entitled to place legends as specified in the form of STC Affiliate Agreement on the certificates evidencing any of the CGI Common Stock to be received by (i) any affiliate of STC or (ii) any person CGI reasonably identifies (by written notice to STC) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such CGI Common Stock, consistent with the terms of the form of STC Affiliate Agreement, regardless of whether such person has executed an STC Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.16 of the STC Disclosure Schedule.

                  (b) CGI shall use all reasonable efforts to obtain or cause to be obtained, prior to the Effective Time, an affiliate agreement in the form attached hereto as Exhibit 7.03(b) (each, a "CGI Affiliate Agreement"), executed by each person who was, in CGI's reasonable judgment, at the record date for the CGI Stockholders' Meeting, an affiliate of CGI.

                  SECTION 7.04. Directors' and Officers' Indemnification and Insurance. (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and by-laws of STC on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of STC, unless such modification shall be required by law.

                  (b) STC shall, to the fullest extent permitted under applicable law and regardless of whether the Merger shall become effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of STC and each STC Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) STC or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to STC or the Surviving Corporation, promptly after statements therefor are received and (ii) STC and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither STC nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided further that neither STC nor the Surviving Corporation shall be obligated pursuant to this Section 7.04(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action; provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

                  (c) The Surviving Corporation shall use all reasonable efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by STC (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving

Corporation be required to expend pursuant to this Section 7.04(c) more than an amount per year equal to 125% of current annual premiums paid by STC for such insurance.

                  (d) In the event STC or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of STC or the Surviving Corporation, as the case may be, or at CGI's option, CGI, shall assume the obligations set forth in this Section 7.04.

                  SECTION 7.05. No Shelf Registration. CGI shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of CGI Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of STC or CGI within the meaning of Rule 145 promulgated under the Securities Act.

                  SECTION 7.06. Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, CGI and STC shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NASD, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.07. Officers and Directors of CGI. (a) At the Effective Time, subject to the certificate of incorporation and by-laws of CGI, Stephen A. Sherwin, M.D. shall continue to hold the offices of Chairman, President and Chief Executive Officer of CGI.

                  (b) Immediately after the Effective Time, the total number of persons serving on the board of directors of CGI shall be nine (unless otherwise agreed in writing by STC and CGI prior to the Effective Time), and shall consist of the following individuals:

                  David W. Carter
                  James M. Gower
                  Raju S. Kucherlapati, Ph.D.
                  Joseph E. Maroun
                  John T. Potts, Jr., M.D.
                  Thomas E. Shenk, Ph.D.
                  Stephen A. Sherwin, M.D.

                  Eugene L. Step
                  Inder M. Verma, Ph.D.

In the event that, prior to the Effective Time, any person so selected to serve on the board of directors of CGI is unable or unwilling to serve in such position, the party with which such person was affiliated prior to the date hereof shall designate another person to serve in such person's stead in accordance with the provisions of the immediately preceding sentence; provided that any such designee shall be reasonably satisfactory to each of CGI and STC. From and after the Effective Time, the composition of the board of directors shall be determined in accordance with the certificate of incorporation and by-laws of CGI.

                  SECTION 7.08. NMS Listing. Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NMS, effective upon official notice of issuance, of the shares of CGI Common Stock into which the shares of STC Capital Stock will be converted pursuant to Article III.

                  SECTION 7.09. Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of CGI Common Stock to be issued in accordance with the provisions of this Agreement.

                  SECTION 7.10. STC Stock Options. At the Effective Time, CGI shall assume, by virtue of this Agreement and without any further action on the part of STC, all of STC's obligations with respect to each outstanding STC Stock Option, whether vested or unvested. STC shall take all corporate action necessary to ensure that, unless otherwise elected by CGI prior to the Effective Time, CGI shall make such assumption in such manner that CGI (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such STC Stock Option, would be such a corporation were Section 424 of the Code applicable to such STC Stock Option; and, if not so otherwise elected, after the Effective Time, all references to STC in the STC Stock Plans and the applicable STC Stock Option agreements shall be deemed to refer to CGI, which shall have assumed the STC Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of STC or CGI. Each STC Stock Option so assumed by CGI under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable STC Stock Plan and the applicable STC Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in Section 3.05. CGI shall use all reasonable efforts to ensure that the STC Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. As soon as practicable after the Effective Time, CGI shall file with the SEC and use its best efforts to have declared effective a registration statement on Form S-8 with respect to the shares of CGI Common Stock issuable under the assumed STC Stock Plans.

                  SECTION 7.11.  [INTENTIONALLY LEFT BLANK]

                  SECTION 7.12. Bridge Facility. (a) Pursuant to Section 6.01(b), STC is prohibited from, among other things, exercising the Fletcher Put Options.

                  (b) During the term of this Agreement, STC shall promptly notify CGI if the Projected Cash Balances are (i) then forecast by senior management of STC to fall below $5,000,000 within 30 days or (ii) then below $5,000,000. Such notice (a "Liquidity Notice") shall include, without limitation, the date on which the Projected Cash Balances are forecast to fall below $5,000,000. STC shall use all reasonable efforts to prevent the Actual Balances from falling below $5,000,000. At CGI's request, STC shall borrow under the Bridge Facility to prevent the Actual Balances from falling below $5,000,000 if sufficient funds for such purpose are not available to STC in connection with one or more Liquidity Takedowns; provided, however, that if STC is required by CGI to borrow under this Section 7.12, then CGI shall not have the option pursuant to Section 1(c) of the license agreement related to the Bridge Facility Promissory Note to forgive in full the Advances and activate such license agreement.

                  (c) Upon receipt of a Liquidity Notice from STC and so long as a Commitment Termination Event shall not have occurred, if so requested by STC, CGI shall lend STC funds under the Bridge Facility as provided in subsection (d) of this Section 7.12 in amounts sufficient to prevent the Projected Cash Balances from falling below $5,000,000. All funds provided to STC under the Bridge Facility shall be used solely to fund ordinary and necessary operating expenses in accordance with the then current Operating Budget.

                  (d) In the event that STC elects to borrow funds pursuant to subsection (c) of this Section 7.12 and provided that no Commitment Termination Event shall have occurred, CGI shall, upon the terms and subject to the conditions set forth herein and in the Bridge Facility Promissory Note, make advances (the "Advances") to STC from time to time on any business day during the period from the date hereof through the earlier to occur of June 30, 1997 and any Commitment Termination Event in an aggregate principal amount not to exceed at any time outstanding $5,000,000. Each Advance shall be in an amount not less than $50,000 or an integral multiple of $25,000 in excess thereof. Each Advance shall be made upon notice (which notice may be included in a Liquidity Notice) given by STC to CGI not later than 11:00 a.m. San Francisco time on the second business day prior to the date of the proposed Advance. Such notice shall specify the date and amount of the proposed Advance. Not later than 2:00 p.m. San Francisco time on the date of such Advance and upon fulfillment of the applicable conditions set forth in subsection (e) of this Section 7.12,

CGI shall make such Advance available to STC in same day funds at CGI's address specified above.

                  (e) (i) The obligation of CGI to make its initial Advance under the Bridge Facility shall be subject to the condition precedent that CGI shall have received, on or before the day of such initial Advance, a certificate of the Secretary or an Assistant Secretary of STC dated the day of such initial Advance, in form and substance satisfactory to CGI, certifying (A) copies of the resolutions of the board of directors of STC approving the Bridge Facility Promissory Note, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Bridge Facility Promissory Note, and (B) the names and true signatures of the officers of STC authorized to sign the Bridge Facility Promissory Note and the other documents to be delivered hereunder.

         (ii) The obligation of CGI to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that (A) this Agreement shall have been executed and delivered by the parties hereto and shall be in full force and effect; (B) the representations and warranties contained in the Bridge Facility Promissory Note shall be, and CGI shall have received a certificate signed by a duly authorized officer of STC, dated the date of such Advance, certifying that such representations and warranties are, true, complete and correct in all material respects on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date; (C) no event shall have occurred and be continuing, or be reasonably likely to result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and (D) CGI shall have received a certificate signed by a duly authorized officer of STC, dated the date of such Advance, certifying the then Projected Cash Balances and Actual Cash Balances.

                  (f) STC shall, in consultation with the Steering Committee, revise the Projected Cash Balances and the Operating Budget from time to time, but in no event less frequently than monthly; provided, however, that in the event STC delivers to CGI a revised Operating Budget materially adversely different than the Operating Budget delivered on the date hereof without the prior written consent of CGI, CGI's obligations under the Bridge Facility shall be suspended until such time as the parties hereto agree to a revised Operating Budget.

                  SECTION 7.13. Audited Financial Statements. As soon as practicable after the date hereof or, in the case of the fiscal quarter of STC ending March 31, 1997, as soon as practicable after March 31, 1997 if CGI does not then reasonably expect the Effective Time to occur within 45 days of such date, STC shall cause its independent certified public accountants to prepare and audit balance sheets of STC at and as of December 31, 1996 and March 31, 1997, respectively, and related statements of income, retained earnings, shareholders' equity and changes in financial position of STC for the six-month period ended December 31, 1996 and the nine-month period ending March 31, 1997, respectively, and to render its unqualified report thereon. Within one business day of receipt of the above described audited consolidated financial statements of STC, STC shall deliver to CGI true, complete and correct copies of such financial statements, together with the auditor's reports thereon.

                  SECTION 7.14. Liquidity Takedowns; Additional Debt. (a) Notwithstanding the restrictions contained in Section 6.01 and the provisions of the Bridge Facility referred to in Section 7.12, STC may issue additional shares of STC Capital Stock (including pursuant to the Fletcher Put Options) if, and only if, the following conditions shall have been satisfied to the reasonable satisfaction of CGI on or prior to the date of issuance of such shares of STC Capital Stock (a transaction meeting all of the following conditions being referred to as a "Liquidity Takedown"):

                           (i) STC shall have given CGI not fewer than two business days' notice of its intention to enter into an agreement to sell any STC Capital Stock;

                           (ii) such sale shall be made only by a private placement to 10 or fewer "accredited investors";

                           (iii) such accredited investor(s) shall have received a copy of the Registration Statement and Joint Proxy Statement (or the most recent version thereof filed with the SEC);

                           (iv) any shares of STC Capital Stock so issued will, by their terms, be converted into shares of CGI Common Stock pursuant to the Merger;

                           (v) such accredited investor(s) shall have delivered to CGI and STC an irrevocable proxy to vote all shares of STC Capital Stock held thereby in favor of the Merger; and

                           (vi) the other terms and conditions thereof shall be reasonably satisfactory to CGI; provided that any term that creates any right whatsoever in any asset or property of STC, or any ongoing obligation or liability on STC or CGI after consummation of the Merger, shall be conclusively not satisfactory; provided further that contractual obligations with respect to the Fletcher Put Options in existence on the date hereof shall be deemed reasonable.

                  (b) Notwithstanding the restrictions contained in Section 6.01 and the provisions of the Bridge Facility referred to in Section 7.12, STC may incur indebtedness in addition to that in effect on the date hereof in a principal amount not in excess of $2,000,000 if, and only if, the following conditions shall have been satisfied to the reasonable satisfaction of CGI on or prior to the date of incurrence of such additional indebtedness (a transaction meeting all of the following conditions being referred to as a "PERMITTED FINANCING"):

                           (i) STC shall have given CGI not fewer than two business days' notice of its intention to enter into an agreement to incur any additional indebtedness;

                           (ii) such additional indebtedness shall be unsecured;

                           (iii) any shares of STC Capital Stock (or warrants, options or similar securities convertible into or exchangeable for STC Capital Stock) issued in connection with such additional indebtedness will, by their terms, be converted into shares of CGI Common Stock pursuant to the Merger; and

                           (iv) the other terms and conditions thereof shall be reasonably satisfactory to CGI; provided that any term that creates any right whatsoever in any asset or property of STC, or any ongoing obligation or liability on STC or CGI after repayment in full of such additional indebtedness, shall be conclusively not satisfactory.

                  (c) All funds provided to STC under any Liquidity Takedown or Permitted Financing shall be used solely to fund ordinary and necessary operating expenses in accordance with the then current Operating Budget.

                  SECTION 7.15. Collateralization. Promptly after the date hereof, the parties hereto shall meet and negotiate in good faith towards securing the Bridge Facility Promissory Note with the assets referred to in the license agreement related thereto in the circumstances where STC is required to borrow under Section 7.12(b). Such good faith negotiations shall involve negotiating a customary security interest and security agreement. CGI and STC shall use all reasonable efforts to conclude such negotiations by January 31, 1997.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01. Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                           (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                           (b) (i) this Agreement and the Merger shall have been duly approved by the requisite vote of the stockholders of each of STC and CGI and (ii) the CGI Amendment shall have been duly approved by the requisite vote of the stockholders of CGI, in each case in accordance with the General Corporation Law;

                           (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                           (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                           (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the business of STC or CGI that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of CGI and its subsidiaries, taken as a whole; and

                           (f) the shares of CGI Common Stock into which the shares of STC Capital Stock will be converted pursuant to Article III and the shares of CGI Common Stock issuable upon the exercise of options pursuant to Section 3.05 shall have been authorized for listing on the NMS, subject to official notice of issuance.

                  SECTION 8.02. Conditions to the Obligations of STC. The obligations of STC to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                           (a) each of the representations and warranties of CGI contained in this Agreement that is qualified by materiality shall be true, complete and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and STC shall have received a certificate of the Chairman or President and Chief Financial Officer of CGI to such effect;

                           (b) CGI shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and STC shall have received a certificate of the Chairman or President and Chief Financial Officer of CGI to that effect; and

                           (c) Brobeck, Phleger & Harrison, special counsel to STC, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to STC, and reasonably satisfactory to it, based upon customary representations of STC and customary assumptions (including delivery and non- withdrawal of the opinion referred to in subsection (c) of Section 8.03), to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of STC, Merger Sub and CGI will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinions shall not have been withdrawn or modified in any material respect.

                  SECTION 8.03. Conditions to the Obligations of CGI. The obligations of CGI to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                           (a) each of the representations and warranties of STC contained in this Agreement that is qualified by materiality shall be true, complete and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this

         Agreement, and CGI shall have received a certificate of the Chairman or President and Chief Financial Officer of STC to such effect;

                           (b) STC shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and CGI shall have received a certificate of the Chairman or President and Chief Financial Officer of STC to that effect;

                           (c) Shearman & Sterling, special counsel to CGI, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to CGI, and reasonably satisfactory to it, based upon customary representations of CGI and customary assumptions (including delivery and non-withdrawal of the opinion referred to in subsection (c) of Section 8.02), to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of CGI, Merger Sub and STC will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinions shall not have been withdrawn or modified in any material respect;

                           (d) the STC Amendment shall have been duly approved by the requisite vote of the stockholders of STC in accordance with the General Corporation Law;

                           (e) STC shall have executed and delivered the Bridge Facility Promissory Note and the license agreement referred to therein; and

                           (f) the holder(s) of the Fletcher Warrant shall have elected pursuant to the Fletcher Notice and in accordance with Section 10 of the Fletcher Warrant either (i) to resell the Fletcher Warrant to STC for cash or (ii) to permit CGI to assume the Fletcher Warrant pursuant to Section 3.05; provided, however, that any disagreement between STC and Fletcher as to the cash amount so required to be paid shall not constitute a failure of this condition.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                           (a) by mutual written consent duly authorized by the boards of directors of each of CGI and STC;

                           (b) by either CGI or STC, if the Effective Time shall not have occurred on or before August 31, 1997; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c) by either CGI or STC, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                           (d) by CGI, if (i) the board of directors of STC withdraws, modifies or changes its recommendation of this Agreement, the Merger or the Amendment in a manner adverse to CGI or its stockholders or shall have resolved to do so, (ii) the board of directors of STC shall have recommended to the stockholders of STC a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of STC shall have been commenced and the board of directors of STC shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                           (e) by STC, if (i) the board of directors of CGI withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to STC or its stockholders or shall have resolved to do so, (ii) the board of directors of CGI shall have recommended to the stockholders of CGI a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of CGI shall have been commenced and the board of directors of CGI shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                           (f) by CGI or STC, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the STC Stockholders' Meeting or any adjournment or postponement thereof or
         (ii) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the CGI Stockholders' Meeting or any adjournment or postponement thereof;

                           (g) by CGI, upon a breach of any representation, warranty, covenant or agreement on the part of STC set forth in this Agreement, or if any representation or warranty of STC shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING STC BREACH"); provided, however, that, if such Terminating STC Breach is curable by STC through the exercise of its reasonable efforts within 60 days and for so long as STC continues to exercise such reasonable efforts, CGI may not terminate this Agreement under this Section 9.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                           (h) by STC, upon breach of any representation, warranty, covenant or agreement on the part of CGI set forth in this Agreement, or if any representation or warranty of CGI shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING CGI BREACH"); provided, however, that, if such Terminating CGI Breach is curable by CGI through the exercise of its reasonable efforts within 60 days and for so long as CGI continues to exercise such reasonable efforts, STC may not terminate this Agreement under this Section 9.01(h); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                           (i) by STC, if (A) the board of directors of STC shall have resolved to accept, accepted or recommended to the shareholders of STC, a Superior Proposal, and (B) in the case of the termination of this Agreement under this Section 9.01(i) by STC, STC shall have paid to CGI all amounts owing by STC to CGI under Section 9.05(b); and

                           (j) by CGI, if (A) the board of directors of CGI shall have resolved to accept, accepted or recommended to the shareholders of CGI, a Superior Proposal, and (B) in the case of the termination of this Agreement under this Section 9.01(j) by CGI, CGI shall have paid to STC all amounts owing by CGI to STC under Section 9.05(c).

                  SECTION 9.02. Effect of Termination. Except as provided in
Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of CGI or STC or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 9.05(b), (c), (d) and (e); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of STC or CGI, as the case may be, no amendment may be made, except such amendments as have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the General Corporation Law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.05. Expenses. (a) Except as set forth in this
Section 9.05, all Expenses incurred in connection with this Agreement, the STC Stock Option Agreement, the CGI Stock Option Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that CGI and STC each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and any fees required to be paid under the HSR Act.

                  (b) In the event that CGI shall terminate this Agreement pursuant to Section 9.01(d), (f)(i) or (g), or STC shall terminate this Agreement pursuant to Section 9.01(f)(i) or (i), then STC shall pay to CGI an amount equal to $3,000,000 plus all of CGI's Expenses.

                  (c) In the event that STC shall terminate this Agreement pursuant to Section 9.01(e), (f)(ii) or (h) or CGI shall terminate this Agreement pursuant to Section 9.01(f)(ii) or (j), CGI shall pay to STC an amount equal to $3,000,000 plus all of STC's Expenses.

                  (d) Any payment required to be made pursuant to Section 9.05(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 9.05(d); provided, however, that, in the event both CGI and STC would otherwise be entitled to payments under this Section 9.05 in connection with the termination of this

Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

                  (e) In the event that CGI or STC, as the case may be, shall fail timely to make any payment on Expense reimbursement required to be made pursuant to Section 9.05(b) or (c), the amount of any such required payment on Expense reimbursement shall be increased to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.05, together with interest on such unpaid Expense reimbursement, commencing on the date that such Expense reimbursement became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 3.00 percent per annum.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the CGI Disclosure Schedule and the STC Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

                  SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05. Incorporation of Exhibits. The CGI Disclosure Schedule, the STC Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 10.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 10.07. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.11. Entire Agreement. This Agreement (including the Exhibits, the CGI Disclosure Schedule and the STC Disclosure Schedule), the STC Stock Option Agreement and the CGI Stock Option Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     CELL GENESYS, INC.


                                     By:   \s\ STEPHEN A. SHERWIN
                                          ______________________________________
                                          Stephen A. Sherwin, M.D.
                                          Chairman of the Board, President and
                                               Chief Executive Officer

                                     322 Lakeside Drive
                                     Foster City, California  94404
                                     Telephone:  (415) 358-9600
                                     Telecopy:  (415) 358-0230
                                     Attention:  Kathleen Sereda Glaub

                                     with a copy to:

                                     Shearman & Sterling
                                     555 California Street
                                     San Francisco, California  94104-1522
                                     Telephone:  (415) 616-1100
                                     Telecopy:  (415) 616-1199
                                     Attention:  Michael J. Kennedy


                                     S MERGER CORP.


                                     By:   \s\ KATHLEEN SEREDA GLAUB
                                          ______________________________________
                                          Kathleen Sereda Glaub
                                          Chairman of the Board and President

                                     c/o Cell Genesys, Inc.
                                     322 Lakeside Drive
                                     Foster City, California  94404
                                     Telephone:  (415) 358-9600
                                     Telecopy:  (415) 358-0230
                                     Attention:  Kathleen Sereda Glaub

                                       SOMATIX THERAPY CORPORATION


                                       By:   \s\ EDWARD O. LANPHIER
                                            ____________________________________
                                            Edward O. Lanphier II
                                            Executive Vice President and
                                                 Chief Financial Officer

                                       950 Marina Village Parkway
                                       Suite 100
                                       Alameda, California  94501
                                       Telephone:  (510) 748-3000
                                       Telecopy:  (510) 814-8002
                                       Attention:  Edward O. Lanphier

                                       with a copy to:

                                       Brobeck, Phleger & Harrison
                                       2200 Geng Road
                                       Palo Alto, California  94303
                                       Telephone:  (415) 424-0160
                                       Telecopy:  (415) 496-2885
                                       Attention:  J. Stephan Dolezalek